Exhibit 4


                                                                Execution Copy




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                         REGISTRATION RIGHTS AGREEMENT


                                 by and among


                               NRG ENERGY, INC.


                                      and


                           THE HOLDERS NAMED HEREIN


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                        Dated as of December [__], 2003

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

                               Table of Contents

                                                                           Page


1.       Definitions........................................................1

2.       Securities Act Registration on Request.............................5

         (a)      Initiating Request........................................5
         (b)      Registration of Other Securities..........................7
         (c)      Registration Statement Form...............................7
         (d)      Effective Registration Statement..........................8
         (e)      Selection of Underwriters.................................8
         (f)      Priority in Requested Registration........................8

3.       Piggyback Registration.............................................9

4.       Expenses..........................................................10

5.       Registration Procedures...........................................10

6.       Underwritten Offerings............................................15
         (a)      Requested Underwritten Offerings.........................15
         (b)      Piggyback Underwritten Offerings:  Priority..............15
         (c)      Participation in Underwritten Registrations..............17
         (d)      Holdback Agreements......................................17

7.       Preparation; Confidentiality......................................18
         ----------------------------

8.       Postponements.....................................................19

9.       Indemnification...................................................20
         (a)      Indemnification by the Company...........................20
         (b)      Indemnification by the Offerors and Sellers..............21
         (c)      Notices of Losses, etc...................................22
         (d)      Contribution.............................................22
         (e)      Other Indemnification....................................23
         (f)      Indemnification Payments.................................23

10.      Permitted Securities..............................................23

11.      Adjustments Affecting Registrable Common Stock....................23

12.      Rule 144 and Rule 144A............................................24

13.      Amendments and Waivers............................................24

14.      Nominees for Beneficial Owners....................................24


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

15.      Assignment........................................................24

16.      Restrictions on Transfer..........................................25

17.      Notice of Transfer................................................25

18.      Calculation of Percentage or Number of Shares of Registrable
         Common Stock......................................................25

19.      Termination of Registration Rights................................26

20.      Miscellaneous.....................................................26
         (a)      Further Assurances.......................................26
         (b)      Headings.................................................26
         (c)      Conflicting Instructions.................................26
         (d)      Remedies.................................................27
         (e)      Entire Agreement.........................................27
         (f)      Notices..................................................27
         (g)      Governing Law............................................27
         (h)      Severability.............................................28
         (i)      Counterparts.............................................28

SCHEDULES:

SCHEDULE A - JOINDER AGREEMENT

                         REGISTRATION RIGHTS AGREEMENT

          REGISTRATION RIGHTS AGREEMENT, dated as of December [__], 2003 (this "Agreement"), by and among NRG Energy, Inc., a Delaware corporation (the "Company"), and the Holders (as hereinafter defined) of Registrable Common Stock (as hereinafter defined) who are signatories to this Agreement or a Joinder Agreement (as hereinafter defined).

          This Agreement is being entered into in connection with the receipt of Common Stock (as hereinafter defined) on or after the Effective Date (as hereinafter defined) by certain Holders (the original parties to this Agreement are referred to as the "Original Holders") pursuant to the Plan (as hereinafter defined). Upon the issuance of the Common Stock, each Original Holder will own the number of shares of Common Stock specified with respect to such Original Holder on the signature pages hereto.

          In consideration of the premises and the mutual agreements set forth herein, the parties hereto hereby agree as follows:

1. Definitions. Unless otherwise defined herein, capitalized terms used herein and in the recitals above shall have the following meanings:

          "10% Holder" means, as of any date of determination, any Holder which owns 10% or more of the Company's Common Stock then outstanding.

          "Affiliate" of a Person means any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such other Person. For purposes of this definition, "control" means the ability of one Person to direct the management and policies of another Person. For purposes of this Agreement, each of MattlinPatterson Global Opportunities Partners, L.P. and MattlinPatterson Global Opportunities Partners (Bermuda), L.P. shall be an Affiliate of the other. In addition, with respect to each of MattlinPatterson Global Opportunities Partners, L.P. and MattlinPatterson Global Opportunities Partners (Bermuda), L.P., the term "Affiliate" shall also include its general partner, investment manager, any entity with the same general partner or investment manager as MattlinPatterson Global Opportunities Partners, L.P or MattlinPatterson Global Opportunities Partners (Bermuda), L.P. (as the case may be), and any Person under the direct or indirect control of MattlinPatterson Global Partners LLC or MattlinPatterson Global Advisers LLC and the general partner(s) and investment manager(s) of any such Person, if any.

          "Bankruptcy Code" means Title 11 of the United States Code.

          "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City or Minneapolis are authorized or required by law to be closed.

          "Commission" means the U.S. Securities and Exchange Commission.

          "Common Stock" means the shares of common stock, $.01 par value per share, of the Company, as adjusted to reflect any merger, consolidation, recapitalization, reclassification, split-up, stock dividend, rights offering or reverse stock split made, declared or effected with respect to the Common Stock.

          "Company Indemnitee" has the meaning set forth in Section 9(a) hereof.

          "Confidential Material" means all notices delivered by the Company under this Agreement, including, without limitation, notices delivered by the Company pursuant to Section 2 and/or Section 3 (each, an "Offering Notice") and any and all other information, in any form or medium, written or oral, concerning or relating to the Company (whether prepared by the Company, its Representatives or otherwise, and irrespective of the form or means of communication and which prior to the delivery of an Offering Notice is labeled or otherwise identified as confidential) that is furnished to a Holder of Registrable Common Stock or its Representative (or to a Person who was a Holder who has not notified the Company that it is no longer a Holder pursuant to Section 17) by or on behalf of the Company, including without limitation all such oral and written information relating to financial statements, projections, evaluations, plans, programs, customers, suppliers, facilities, equipment and other assets, products, processes, marketing, research and development, trade secrets, know-how, patent applications that that have not been published, technology and other confidential information and intellectual property of the Company. During the period beginning on the date of delivery of an Offering Notice and ending on the date that the registration referred to therein either becomes effective or is abandoned, all information provided to the Holders of Registrable Common Stock, who elect to participate in the offering referred to therein, in connection with such offering shall be deemed to be Confidential Material, whether or not labeled or otherwise identified as Confidential Information. "Confidential Material" shall not include information that: (a) is or becomes available to the public generally, other than as a result of disclosure by the relevant Holder or one of the Representatives of such Holder in breach of the terms of this Agreement, or
(b) becomes available to the relevant Holder from a source other than the Company or one of the Representatives of such Holder, including without limitation prior to the date hereof, provided that, the Holder reasonably believes that such source is not bound by a confidentiality agreement with or does not have a contractual, legal or fiduciary obligation of confidentiality to the Company or any other Person with respect to such information.

          "Effective Date" means the effective date of the Plan pursuant to the terms thereof.

          "Equity Transfer" has the meaning set forth in Section 6(d) hereof.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any similar or successor statute.

          "Expenses" means all expenses incident to the Company's performance of or compliance with its obligations under this Agreement, including, without limitation, all registration, filing, listing, stock exchange and NASD fees (including, without limitation, all fees and expenses of any "qualified independent underwriter" required by the rules of the NASD), all fees and expenses of complying with state securities or blue sky laws (including the reasonable fees, disbursements and other charges of counsel for the underwriters in connection with blue sky filings), all word processing, duplicating and printing expenses, messenger, telephone and delivery expenses, all rating agency fees, the fees, disbursements and other charges of counsel for the Company and of its independent public accountants, including the expenses incurred in connection with any special audits or comfort letters required by or incident to such performance and compliance, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange or national market system on which similar securities issued by the Company are then listed, the reasonable fees and disbursements of one law firm (per registration statement prepared) representing the Selling Holders (selected by the Selling Holders holding a majority of the shares of Registrable Common Stock covered by such registration), the fees and expenses of any special experts retained by the Company in connection with such registration, and the fees and expenses of other Persons retained by the Company, but excluding underwriting discounts and commissions and applicable transfer taxes, if any, which discounts, commissions and transfer taxes shall be borne by the Selling Holders in all cases; provided that, in any case where Expenses are not to be borne by the Company, such Expenses shall not include salaries of Company personnel or general overhead expenses of the Company, auditing fees, premiums or other expenses relating to liability insurance required by underwriters or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event.

          "Holdback Period" has the meaning set forth in Section 6(d) hereof.

          "Holder" means, as of any date of determination, (a) any Original Holder who owns at least (i) 1% of the Company's Common Stock outstanding as of the Effective Date (after giving effect to the issuance of shares of Common Stock pursuant to the Plan) and (ii) 1% of the Company's Common Stock on the date of determination, or (b) any Person who (i) acquired at least 1% of the Company's Common Stock then outstanding from an Original Holder, (ii) owns at least 10% of the Company's Common Stock then outstanding and (iii) has delivered to the Company a Joinder Agreement in accordance with Section 15.

          "Holder Indemnitee" has the meaning set forth in Section 9(b) hereof.

          "Initiating Holder" means at the time of any Initiating Request a 10% Holder.

          "Initiating Holder Group" means Holders (not including any 10% Holder) which collectively own 10% or more of the Company's Common Stock outstanding at the time of delivery of an Initiating Request.

          "Initiating Request" has the meaning set forth in Section 2(a) hereof.

          "Joinder Agreement" has the meaning set forth in Section 15 hereof.

          "Loss" and "Losses" have the meanings set forth in Section 9(a) hereof.

          "Material Adverse Change" means (a) any general suspension of trading in securities on any national securities exchange or in the over-the-counter market in the United States of America; (b) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States of America; (c) the commencement of war, armed hostilities, terrorism or other national or international calamity involving the United States of

America; (d) any other limitation (whether or not voluntary) imposed by any governmental authority of the United States of America, which materially affects the extension of credit by U.S. banks or other financial institutions; (e) any material adverse change in the business, condition (financial or otherwise) or prospects of the Company and its subsidiaries, taken as a whole (provided that, if the registration is with respect to an underwritten offering, in no event shall any such change be deemed to be a Material Adverse Change if the offering price remains within the range originally advised by the underwriter); or (f) a 20% or more decline in the Dow Jones Industrial Average, the Standard and Poor's Index of 500 Industrial Companies or the Dow Jones Utilities Index, in each case from the date of an Initiating Request.

          "NASD" means the National Association of Securities Dealers, Inc.

          "Non-withdrawing Holders" has the meaning set forth in Section 2(a)(ii)(D) hereof.

          "Offering Documents" has the meaning set forth in Section 9(a) hereof.

          "Permitted Securities" has the meaning set forth in Section 2(b) hereof.

          "Person" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint stock company, trust, unincorporated organization, governmental or regulatory body or subdivision thereof or other entity.

          "Piggyback Registration" has the meaning set forth in Section 3 hereof.

          "Piggyback Requesting Holder" has the meaning set forth in Section 3 hereof.

          "Plan" means the Plan of Reorganization under Chapter 11 of the Bankruptcy Code for the Company and certain of its domestic subsidiaries, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

          "Public Offering" means a public offering and sale of Common Stock pursuant to an effective registration statement (other than a registration statement on Form S-4 or Form S-8 or any successor or similar forms) under the Securities Act.

          "Registrable Common Stock" means any of the Common Stock owned by the Holders from time to time; provided, however, that a share of Common Stock will cease to be Registrable Common Stock when (a) a registration statement covering such Registrable Common Stock has been declared effective and such Registrable Common Stock has been sold pursuant to such effective registration statement, or (b) such Registrable Common Stock has been Transferred to a Person who is not (and does not become as a result of such Transfer) a Holder.

          "Representative" has the meaning set forth in Section 7(b) hereof.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar or successor statute.




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

          "Selling Holder" means a Holder who is selling Registrable Common Stock requested to be registered pursuant to Section 2(a) or Section 3 hereof.

          "Transfer" means any transfer, sale, assignment, pledge, hypothecation or other disposition of any interest. "Transferor" and "Transferee" have correlative meanings.

          "Withdrawal Notice" has the meaning set forth in Section 19 hereof.

          In this Agreement, all references to "ownership" of Common Stock or Registrable Common Stock shall be deemed to mean the beneficial ownership of Common Stock or Registrable Common Stock, unless otherwise specified.

2.   Securities Act Registration on Request.

     (a) Initiating Request. At any time and from time to time after the first anniversary following the Effective Date and if the Company's obligations hereunder have not terminated pursuant to and in accordance with the terms of
Section 19 hereof, any Initiating Holder or Initiating Holder Group may make a written request (the "Initiating Request") for the registration with the Commission under the Securities Act of all or part of the Registrable Common Stock owned by such Initiating Holder or Initiating Holder Group; provided, however, such request shall specify the number of shares to be disposed of by such Initiating Holder or Initiating Holder Group and the proposed plan of distribution therefor. Upon the receipt of any Initiating Request for registration pursuant to this Section 2(a), the Company shall promptly (and in any event within 10 Business Days after receipt of the Initiating Request) notify in writing all other Holders of the receipt of such request and will use its reasonable best efforts to effect, at the earliest practicable date, such registration under the Securities Act of:

          (i) the Registrable Common Stock which the Company has been so requested to register by such Initiating Holder or Initiating Holder Group, and

          (ii) all other Registrable Common Stock which the Company has been requested to register by any other Holders by written request (provided that, if such Holder shall specify in such request that it does not wish to receive any Confidential Material, except as set forth in such request, then the Company shall not deliver to such Holder any such Confidential Material) given to the Company within 30 days after the giving of written notice by the Company to such other Holders of the Initiating Request, all to the extent necessary to permit the disposition (in accordance with Section 2(c) hereof) of the Registrable Common Stock so to be registered; provided that,

               (A) (i) any Initiating Holder shall be permitted to make an Initiating Request on up to two occasions and (ii) any Initiating Holder Group shall be permitted to make an Initiating Request on one occasion only; provided, however, that if at any time there ceases to be a 10% Holder and at least one of the two written requests provided for in clause (i) of this paragraph (A) has not been used, any Initiating Holder Group shall have the right to make an




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

                    additional Initiating Request and the number of Initiating Requests referenced in clause (i) of this paragraph (A) shall be permanently reduced to one; provided further that, the Company shall not be required to effect more than a total of three registrations pursuant to this Section 2(a) for all Holders;

               (B) the Company shall not be required to effect such registration pursuant to this Section 2(a) unless the disposition of the Registrable Common Stock shall be conducted through an underwritten offering on a "firm commitment" basis, unless the Initiating Request is made by (i) an Initiating Holder who is a 10% Holder, or (ii) an Initiating Holder Group, a member of which was but is no longer a 10% Holder but is an "affiliate" of the Company for purposes of Rule 144 under the Securities Act;

               (C) if the Company shall have previously effected a registration pursuant to this Section 2(a) or shall have previously effected a registration of which notice has been given to the Holders pursuant to Section 3 hereof, the Company shall not be required to effect any registration pursuant to this Section 2(a) until a period of 180 days shall have elapsed from the date on which the previous such registration ceased to be effective;

               (D) any Initiating Holder or Initiating Holder Group (at the request of those members of such Initiating Holder Group owning a majority of the shares of Registrable Common Stock owned by all members of such Initiating Holder Group) whose Registrable Common Stock was to be included in any registration pursuant to this Section 2(a), by written notice to the Company, may withdraw its Initiating Request. Upon receipt of such withdrawal notice (except as otherwise provided in sub-clause (x)), the Company shall not effect such registration and such registration shall not count as one of the permitted registrations pursuant to paragraph (A) above; provided that (x) if the members of an Initiating Holder Group that have not requested withdrawal of an Initiating Request collectively own and wish the Company to register the offering of 10% or more of the Company's Common Stock outstanding at the time of delivery of the Initiating Request (the "Non-withdrawing Holders"), the Company shall effect a registration that includes only such shares of Common Stock owned by the Non-withdrawing Holders and such registration shall count as one of the registrations permitted for an Initiating Holder Group pursuant to paragraph (A) above; (y) any Initiating Holder may withdraw its Initiating Request not more than twice and any Initiating Holder Group may withdraw its Initiating Request not more than twice (provided further for the avoidance of doubt that the aggregate number of withdrawals under this clause (y) by all Initiating



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

                    Holder Groups however constituted shall not exceed two), in either case unless such Initiating Request is withdrawn for a reason specified in sub-clause (z)(i); and (z) the Initiating Holder or Initiating Holder Group shall either
                    (i) elect to pay or reimburse the Company for all Expenses incurred in connection with the second registration that is not effected as the result of an Initiating Request that is withdrawn by such Initiating Holder or Initiating Holder Group, as the case may be, pursuant to this paragraph (D), unless such Initiating Request is withdrawn either (I) at the request of the Company, (II) because a breach by the Company of its obligations under this Agreement has materially and adversely affected the offering, or (III) within 5 Business Days following the occurrence of a Material Adverse Change, in which case the Company shall pay all Expenses incurred in connection with such registration, or (ii) have the withdrawn Initiating Request count as one of the permitted registrations pursuant to paragraph (A) above; and

               (E) the Company shall not be required to effect any registration to be effected pursuant to this Section 2(a) unless at least 10% of the shares of Registrable Common Stock outstanding at the time of such request is to be included in such registration.

     (b) Registration of Other Securities. Whenever the Company shall effect a registration pursuant to Section 2(a) hereof, no securities other than (i) Registrable Common Stock, (ii) subject to Section 2(f), Common Stock to be sold by the Company for its own account, and (iii) Common Stock or other capital stock issued in connection with equity investments in the Company or its subsidiaries or acquisitions (such Common Stock or other capital stock, which shall not include Common Stock outstanding on the Effective Date, is referred to as "Permitted Securities") for which the Company's board of directors has approved of the granting of such registration rights shall be included among the securities covered by such registration, unless otherwise approved by the Holders owning a majority of the shares of Registrable Common Stock covered by such registration, which approval shall not be unreasonably withheld.

     (c) Registration Statement Form. Registrations under Section 2(a) hereof shall be on such appropriate registration form prescribed by the Commission under the Securities Act as shall be selected by the Company and which form shall be available for the sale of the Registrable Common Stock to be registered thereunder in accordance with the intended method of distribution thereof. The Company agrees to include in any such registration statement filed pursuant to Section 2(a) hereof all information which counsel for the Selling Holders holding a majority of the shares of Registrable Common Stock covered by such registration effected pursuant hereto shall advise is legally required to be included. The Company may, if permitted by law, effect any registration requested under this Section 2 by the filing of a registration statement on Form S-3 (or any successor or similar short form registration statement); provided, however, that in the case of an underwritten offering, if the managing underwriters advise the Company that in their opinion the use of another permitted form is of material importance to the success of the offering, then the Company shall effect such registration on such other permitted form.

     (d) Effective Registration Statement. Except as set forth in Section 2(a)(ii)(D), a registration requested pursuant to Section 2(a) hereof shall not be deemed to have been effected:

          (i) unless a registration statement with respect thereto has been declared effective by the Commission and remains effective in compliance with the provisions of the Securities Act and the laws of any state or other jurisdiction applicable to the disposition of Registrable Common Stock covered by such registration statement until the earlier of (x) such time as all of such Registrable Common Stock has been disposed of in accordance with such registration statement, (y) there shall cease to be any Registrable Common Stock or (z) 120 days after such registration statement is declared effective;

          (ii) if, after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental or regulatory agency or court for any reason other than a violation of applicable law solely by any Selling Holder and has not thereafter become effective; or

          (iii) if, in the case of an underwritten offering, the conditions to closing specified in an underwriting agreement to which the Company is a party are not satisfied or waived other than solely by reason of any breach or failure by any Selling Holder, or are not otherwise waived.

          The Holders to be included in a registration statement may at any time terminate a request for registration made pursuant to Section 2(a) in accordance with Section 2(a)(ii)(D).

     (e) Selection of Underwriters. The underwriter or underwriters of each underwritten offering of the Registrable Common Stock to be registered pursuant to Section 2(a) hereof shall be selected by the Company (provided that, the managing underwriter must be a "bulge bracket" investment banking firm), subject to (i) if a 10% Holder or former 10% Holder is not the Initiating Holder or a member of the Initiating Holder Group, the approval of the Selling Holders owning a majority of the shares of Registrable Common Stock to be registered which approval shall not be unreasonably withheld or delayed, or (ii) if a 10% Holder or former 10% Holder is the Initiating Holder or a member of the Initiating Holder Group, the approval of such 10% Holder or such former 10% Holder which approval may be withheld in its sole discretion; provided, however, that in any event the Company shall be satisfied that the terms of such underwriting engagement are commercially reasonable market terms.

     (f) Priority in Requested Registration. If the managing underwriter of an underwritten offering pursuant to Section 2(a) shall advise the Company (in which case, the Company shall use reasonable efforts to advise the Selling Holders) that, in its judgment, the number and type of securities proposed to be included in such registration would exceed the number and type of securities which could be sold in such offering within a price range acceptable to the Company and the Selling Holders owning at least a majority of the shares of Registrable Common Stock covered by such registration, then the Company shall include in such registration pursuant to Section 2(a), to the extent of the number and type of securities which the Company is so advised can be sold in such offering, (i) first, Registrable Common Stock requested to be registered by the Selling Holders pursuant to Section 2(a) hereof, pro rata among the Selling Holders on the basis of the number of shares of Registrable Common Stock requested to be registered by all such Selling Holders, (ii) second, Permitted Securities requested to be registered by the holders of Permitted Securities, pro rata among the holders of Permitted Securities on the basis of the number of Permitted Securities requested to be registered by all such holders of Permitted Securities and
(iii) third, securities that the Company proposes to issue and sell for its own account.

     3. Piggyback Registration. If the Company proposes to file a registration statement under the Securities Act with respect to an equity offering by the Company (or any offering by the Company of securities convertible into or exchangeable for equity securities) for its own account or for the account of any of its respective securityholders of any class of equity security or security convertible into or exchangeable for equity securities (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission) or a registration statement to be filed in connection with an exchange offer or offering of securities solely to the Company's existing securityholders), then the Company shall give written notice (which notice shall include a range of expected public offering prices; provided, however, if the underwriter has not advised the Company of such a range as of the date of such notice, then the Company shall notify the Holders in writing as promptly as practicable after it receives such advice from such underwriter) of such proposed filing to the Holders as soon as reasonably practicable (and in any event at least 30 days prior to such proposed registration), and such notice shall offer such Holders the opportunity to register such number of shares of Registrable Common Stock as each such Holder may request in writing in accordance with the provisions of this Section 3 (a "Piggyback Registration"). Upon written request, any Holder receiving notice of such proposed registration (a "Piggyback Requesting Holder") made within 30 days after the receipt of any such notice (10 days if the Company states in such written notice or gives telephonic notice to the relevant Holder, with written confirmation to follow promptly thereafter, stating that (a) such registration will be on Form S-3 (or any successor form) and (b) such shorter period of time is required because of a planned filing date), which request shall specify the number of shares of Registrable Common Stock intended to be disposed of by such Piggyback Requesting Holder (provided that, if such Holder shall specify in such request that it does not wish to receive any Confidential Material, except as set forth in such request, then the Company shall not deliver to such Holder any such Confidential Material), the Company shall, subject to Section 6(b) hereof, be obligated to permit the Registrable Common Stock requested to be included in a Piggyback Registration to be included on the same terms and conditions as any similar securities of the Company included therein, unless (i) the managing underwriter of an underwritten offering pursuant to this Section 3 has determined that the inclusion of such Registrable Common Stock would have a material adverse effect on the offering, and (ii) the Holders of a majority of the shares of Registrable Common Stock approve of such exclusion; provided that, if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company shall give written notice of such determination to each Piggyback

Requesting Holder and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Common Stock in connection with such registration (but not from any obligation of the Company to pay the Expenses in connection therewith), without prejudice, however, to the rights of any Holder to include Registrable Common Stock in any future registration (or registrations) pursuant to this Section 3 or to cause such registration to be effected as a registration under Section 2(a) hereof, as the case may be, and (ii) in the case of a determination to delay registering, shall be permitted to delay in each case registering any Registrable Common Stock, for the same period as the delay in registering such other securities. Notwithstanding the foregoing, prior to the date on which the securities to be sold in such offering are priced, if the managing underwriter (if an underwritten offering) notifies the Company of a change in the price range at which it believes the securities will be sold from the price range the Company previously provided to such Piggyback Requesting Holders, the Company shall so advise the Piggyback Requesting Holders, and each Piggyback Requesting Holder shall then have the right irrevocably to withdraw its request to have its Registrable Common Stock included in such registration by delivery of written notice of such withdrawal to the Company within five Business Days after having received such notice from the Company, without prejudice, however, to the rights of any Holder to include Registrable Common Stock in any future registration (or registrations) pursuant to this
Section 3 or to cause such registration to be effected as a registration under
Section 2(a) hereof, as the case may be.

          No registration effected under this Section 3 shall relieve the Company of its obligation to effect any registration upon request under
Section 2(a) hereof and no registration effected pursuant to this Section 3 shall be deemed to have been effected pursuant to Section 2(a) hereof.

4. Expenses. Except as otherwise provided in clause (z) of Section 2(a)(ii)(D) and the final paragraph of Section 5, the Company shall pay all Expenses in connection with any registration initiated pursuant to Sections 2(a) or 3 hereof, whether or not such registration shall become effective and whether or not all or any portion of the shares of Registrable Common Stock originally requested to be included in such registration are ultimately included in such registration.

5. Registration Procedures. If and whenever the Company is required or elects to effect any registration under the Securities Act as provided in Sections 2(a) and 3 hereof, the Company shall, as expeditiously as possible:

          (a) prepare and file with the Commission (promptly and, in the case of any registration pursuant to Section 2(a), in any event on or before the date that is (i) 90 days after the end of the period within which requests may be given to the Company pursuant to Section 2(a)(ii), or (ii) if, as of such 90th day, the Company does not have the audited financial statements required to be included in the registration statement, 30 days after the receipt by the Company from its independent public accountants of such audited financial statements, which the Company shall use its reasonable best efforts to obtain as promptly as practicable) the requisite registration statement to effect such registration and thereafter use its reasonable best efforts to cause such registration statement to become and remain effective; provided, however, that the Company may discontinue any registration of its securities that are not shares of Registrable Common Stock (and, under the circumstances specified in Sections 3 and 8(b) hereof, its securities that are shares of Registrable Common Stock) at any time prior to the effective date of the registration statement relating thereto;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Common Stock covered by such registration statement until such time as all of such Registrable Common Stock has been disposed of in accordance with the method of disposition set forth in such registration statement (subject to Section 5(a)); provided that, such period need not extend beyond 120 days after the effective date of the registration statement;

          (c) furnish to each Selling Holder and each underwriter such number of copies of such drafts and final conformed versions of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits and any documents incorporated by reference), such number of copies of such drafts and final versions of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus), if any, and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as the Selling Holders and underwriters may reasonably request in writing;

          (d) use its reasonable best efforts (i) to register or qualify all Registrable Common Stock and other securities, if any, covered by such registration statement under such other securities or blue sky laws of such states or other jurisdictions of the United States of America as the Selling Holders shall reasonably request in writing, (ii) to keep such registration or qualification in effect for so long as such registration statement remains in effect and (iii) to take any other action that may be necessary or reasonably advisable to enable such Selling Holders to consummate the disposition in such jurisdictions of the securities to be sold by such Selling Holders, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 5(d) be obligated to be so qualified, to subject itself to taxation in such jurisdiction or to consent to general service of process in any such jurisdiction;

          (e) use its reasonable best efforts to cause all Registrable Common Stock and other securities, if any, covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the Selling Holder or Selling Holders to enable the Selling Holder or Selling Holders thereof to consummate the disposition of such Registrable Common Stock;

          (f) use its reasonable best efforts to obtain and, if obtained, furnish to each Selling Holder, and each underwriter a signed copy, addressed to each such underwriter, of:

               (i) an opinion or opinions of counsel to the Company dated the effective date of such registration statement (and, if such registration involves an underwritten offering, dated the date of the closing under the underwriting agreement), and

               (ii) a comfort letter or comfort letters, dated the effective date of such registration statement (and, if such registration involves an underwritten offering, dated the date of the closing under the underwriting agreement), from the independent public accountants who have certified the Company's financial statements included or incorporated by reference in such registration statement, each in customary form, covering such matters of the type customarily covered by opinions of counsel or comfort letters, as the case may be, and reasonably satisfactory to the managing underwriter;

     (g) notify each Selling Holder and the managing underwriter or underwriters, if any, promptly, and confirm such advice promptly in writing thereafter (i) when the registration statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed and, with respect to the registration statement and any post-effective amendment, when the same has become effective; (ii) of any request by the Commission for amendments or supplements to the registration statement or prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose;
          (iv) if at any time the representations and warranties of the Company made as contemplated by Section 6(a) ceases to be true and correct; and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Common Stock for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

     (h) promptly notify each Selling Holder and the managing underwriter or underwriters, if any, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made and, at the written request of any such Selling Holder or underwriter, if any, promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus, as supplemented or amended, shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided that, in the event the Company shall give such notice, the Company shall extend the period for which such registration shall remain effective by the number of days during the period of days from and including the date of the giving of such notice to the date when the Company shall make available to the Holders such supplemented and amended prospectus;

     (i) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement relating to the Registrable Common Stock at the earliest possible moment;

     (j) otherwise comply with all applicable rules and regulations of the Commission and any other governmental agency or authority having jurisdiction over the offering, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, furnish to each Selling Holder and to the managing underwriter at least 10 days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus, and not file any amendment or supplement thereof which does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder;

     (k) use its reasonable best efforts to cause all such Registrable Common Stock covered by a registration statement to be listed or quoted on each securities exchange or inter-dealer automated quotation system on which similar securities issued by the Company are then listed or quoted;

     (l) provide and maintain a transfer agent and registrar for the Registrable Common Stock covered by a registration statement from and after a date no later than the effective date thereof;

     (m) enter into such agreements (including, in the case of an underwritten offering, an underwriting agreement in customary form) and take such other actions as the Selling Holders holding a majority of the shares of Registrable Common Stock covered by such registration statement shall reasonably request in order to expedite or facilitate the disposition of such Registrable Common Stock, including customary indemnification;

     (n) if requested by the managing underwriter or the Selling Holders holding a majority of the shares of Registrable Common Stock being sold, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or the Selling Holders of a majority of the Registrable Common Stock being sold, as the case may be, agree should be included therein relating to the plan of distribution with respect to such

          Registrable Common Stock, including without limitation, information with respect to the number of shares of Registrable Common Stock being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the Registrable Common Stock to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

     (o) if requested by the Selling Holders holding a majority of the shares of Registrable Common Stock being sold, cooperate with the such Selling Holders and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Common Stock to be sold and not bearing any restrictive legends, and enable such Registrable Common Stock to be in such share amounts and registered in such names as the managing underwriter or, if none, the Selling Holders holding a majority of the shares of Registrable Common Stock being sold, may request at least three Business Days prior to any sale of Registrable Common Stock to the underwriters; and

     (p) cause representatives of the Company to participate in any "road show" or "road shows" reasonably requested by any lead underwriter of an underwritten offering of Registrable Common Stock.

          As a condition to the obligations of the Company to complete any registration pursuant to this Agreement with respect to the Registrable Common Stock of a Selling Holder, such Selling Holder must furnish to the Company in writing such information regarding itself and the Registrable Common Stock held by it as is necessary to effect the registration of such Selling Holder's Registrable Common Stock and is requested in writing by the Company. At least 30 days prior to the first anticipated filing date of a registration statement for any registration under this Agreement, the Company will notify in writing each Holder of the information referred to in the preceding sentence which the Company is requesting from that Holder whether or not such Holder has elected to have any of its Registrable Common Stock included in the registration statement. If, within 10 days prior to the anticipated filing date, the Company has not received the requested information from a Holder, then the Company may file the registration statement without including Registrable Common Stock of that Holder.

          Each Selling Holder agrees that as of the date that a final prospectus is made available to it for distribution to prospective purchasers of its Registrable Common Stock it shall cease to distribute copies of any preliminary prospectus prepared in connection with the offer and sale of such Registrable Common Stock. Each Selling Holder further agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(h), such Selling Holder shall forthwith discontinue such Selling Holder's disposition of Registrable Common Stock pursuant to the registration statement relating to such Registrable Common Stock until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(h) and, if so directed by the Company, shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Selling Holder's possession of the prospectus relating to such Registrable Common Stock current at the time of receipt of such notice. If any event of the kind described in
Section 5(h) occurs and such event is the fault solely of a Selling Holder (or Selling Holders), such Selling Holder (or such Selling Holders) shall pay all Expenses attributable to the preparation, filing and delivery of any supplemented or amended prospectus contemplated by Section 5(h).

6.   Underwritten Offerings.

     (a) Requested Underwritten Offerings. If requested by the underwriters in connection with a request for a registration under Section 2(a) hereof, the Company shall enter into a firm commitment underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company and the Selling Holders holding a majority of the shares of Registrable Common Stock included in such registration, and the underwriters and to contain such representations and warranties by the Company and such other terms as are customary in agreements of that type, including, without limitation, indemnification and contribution to the effect and to the extent provided in Section 9 hereof.

     (b) Piggyback Underwritten Offerings: Priority.

          (i) If the Company proposes to register any of its securities under the Securities Act for its own account as contemplated by
               Section 3 hereof and such securities are to be distributed by or through one or more underwriters, and if the managing underwriter of such underwritten offering shall advise the Company (in which case, the Company shall use reasonable efforts to advise the Selling Holders in writing) that if all the shares of Common Stock requested to be included in such registration were so included, then in its judgment, the number and type of securities proposed to be included in such registration would exceed the number and type of securities which could be sold in such offering within a price range acceptable to the Company, then the Company shall include in such registration pursuant to Section 3, to the extent of the number and type of securities which the Company is so advised can be sold in such offering, (A) first, securities that the Company proposes to issue and sell for its own account, (B) second, Permitted Securities requested to be registered by the holders of Permitted Securities and Registrable Common Stock requested to be registered by Piggyback Requesting Holders pursuant to Section 3 hereof, pro rata among the holders of Permitted Securities and Piggyback Requesting Holders on the basis of the number of shares of Permitted Securities and Registrable Common Stock requested to be registered by all such holders of Permitted Securities and Piggyback Requesting Holders, and (C) third, other securities (other than Registrable Common Stock or Permitted Securities), if any.

          (ii) If the Company proposes to register any Permitted Securities pursuant to a demand registration right of the holders of Permitted Securities as contemplated by Section 3 involving an underwritten offering, and if the managing underwriter of such underwritten offering shall advise the

               Company (in which case, the Company shall use reasonable efforts to advise the Selling Holders in writing) that if all the shares of Common Stock requested to be included in such registration were so included, then in its judgment, the number and type of securities proposed to be included in such registration would exceed the number and type of securities which could be sold in such offering within a price range acceptable to the Company, then the Company shall include in such registration pursuant to Section 3, to the extent of the number and type of securities which the Company is so advised can be sold in such offering, (A) first, Permitted Securities requested to be registered by the holders of Permitted Securities pursuant to Section 3 hereof, pro rata among the holders of Permitted Securities on the basis of the number of shares of Permitted Securities requested to be registered by all such holders of Permitted Securities, (B) second, Registrable Common Stock requested to be registered by Piggyback Requesting Holders pursuant to Section 3 hereof, pro rata among the Piggyback Requesting Holders on the basis of the number of shares of Registrable Common Stock requested to be registered by all such Piggyback Requesting Holders, (C) third, securities that the Company proposes to issue and sell for its own account (unless the Holders of a majority of the shares of Registrable Common Stock consent to the inclusion of the Company's securities on a pro rata basis with the Registrable Common Stock requested to be registered by Piggyback Requesting Holders pursuant to Section 3 hereof), and (D) fourth, other securities (other than Registrable Common Stock or Permitted Securities), if any.

         (iii) If the Company proposes to register any securities other than securities described in (i) and (ii) above, as contemplated by
               Section 3 involving an underwritten offering, if the managing underwriter of such underwritten offering shall advise the Company (in which case, the Company shall use reasonable efforts to advise the Selling Holders in writing) that if all the shares of Common Stock requested to be included in such registration were so included, then in its judgment, the number and type of securities proposed to be included in such registration would exceed the number and type of securities which could be sold in such offering within a price range acceptable to the Company, then the Company shall include in such registration pursuant to Section 3, to the extent of the number and type of securities which the Company is so advised can be sold in such offering, (A) first, Permitted Securities requested to be registered by the holders of Permitted Securities and Registrable Common Stock requested to be registered by Piggyback Requesting Holders pursuant to Section 3 hereof, pro rata among the holders of Permitted Securities and Piggyback Requesting Holders on the basis of the number of shares of Permitted Securities and Registrable Common Stock requested to be registered by all such holders of Permitted Securities and Piggyback Requesting Holders, (B) second, securities that the Company proposes to issue and sell for its own account (unless the Holders of a majority of the shares of Registrable

               Common Stock consent to the inclusion of the Company's securities on a pro rata basis with the Registrable Common Stock requested to be registered by Piggyback Requesting Holders pursuant to Section 3 hereof), and (C) third, other securities (other than Registrable Common Stock and Permitted Securities), if any.

          (c) Participation in Underwritten Registrations. The Holders of Registrable Common Stock to be distributed by underwriters in an underwritten offering contemplated by subsections (a) or (b) of this
     Section 6 shall be parties to the underwriting agreement between the Company and such underwriters. No Holder may participate in any underwritten registration hereunder unless such Holder (i) agrees to sell such Holder's Registrable Common Stock on the basis provided in any such underwriting arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting agreements. The Selling Holders may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of the underwriters shall also be made to and for the benefit of such Selling Holders. No Selling Holder shall be required to make any representation or warranty to or agreement with the Company or the underwriters other than representations and warranties contained in a writing furnished by such Selling Holder expressly for use in such registration statement or agreements regarding such Selling Holder, the Selling Holder's Registrable Common Stock and the Selling Holder's intended method of distribution and any other representations required by law.

          (d)  Holdback Agreements.

               (i) Each Holder agrees, unless otherwise agreed to by the managing underwriter for any underwritten offering pursuant to this Agreement, not to, directly or indirectly, sell, transfer, make any short sale of, loan or effect any distribution or other disposition of any interest in any equity securities of the Company or securities convertible into or exchangeable or exercisable for equity securities of the Company, including any sale under Rule 144 under the Securities Act (each, an "Equity Transfer"), during the period (the "Holdback Period") commencing 10 days prior to the date on which an underwritten registration pursuant to Sections 2 or 3 hereof has become effective and until (A) 180 days after the effective date of the Company's first underwritten registered Public Offering following the Effective Date (or such shorter period as the managing underwriter of such Public Offering may permit in writing), or (B) 90 days after the effective date of any subsequent underwritten registration, except as part of such initial underwritten registered Public Offering or any subsequent underwritten registration or to the extent that such Holder is prohibited by applicable law from agreeing to withhold securities from sale or is acting in its capacity as a fiduciary or an investment adviser. Without limiting the scope of the term "fiduciary," a holder shall be deemed to be acting as a fiduciary or an investment adviser if its actions or the securities proposed to be sold are subject to the Employee Retirement Income Security Act of 1974, as amended, the Investment Company Act of 1940, as amended, or the Investment Advisers Act of 1940, as amended, or if such securities are held in a separate account under applicable insurance law or regulation.

               (ii) The Company agrees (A) not to sell, make any short sale of, loan, grant any option for the purchase of (other than employee stock options), or effect any Public Offering or distribution of any equity securities of the Company, or securities convertible into or exchangeable or exercisable for equity securities of the Company, during the 10 days prior to the date on which any underwritten registration pursuant to Sections 2 or 3 hereof has ---------- - become effective and until 90 days after the effective date of such underwritten registration, except as part of such underwritten registration, and (B) to cause each holder of any equity securities, or securities convertible into or exchangeable or exercisable for equity securities, in each case, acquired from the Company at any time on or after the Effective Date (other than in a Public Offering), to agree not to sell, make any short sale of, loan, grant any option for the purchase of, or effect any Public Offering or distribution of such securities, during such period, unless the managing underwriter for any underwritten offering pursuant to this Agreement otherwise agrees.

7.   Preparation; Confidentiality.

     (a) Preparation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company shall (i) give representatives (designated to the Company in writing) of each Holder or group of Holders holding at least 20% of the shares of Registrable Common Stock to be registered under such registration statement, the underwriters, if any, and one firm of counsel retained on behalf of all underwriters and one firm of counsel retained on behalf of Holders holding a majority of the shares of Registrable Common Stock covered by such registration statement, the reasonable opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, (ii) upon reasonable advance notice to the Company, give each of them such reasonable access to all financial and other records, corporate documents and properties of the Company and its subsidiaries, as shall be necessary, in the reasonable opinion of such Holders' and such underwriters' counsel, to conduct a reasonable due diligence investigation for purposes of the Securities Act, and (iii) upon reasonable advance notice to the Company, provide such reasonable opportunities to discuss the business of the Company with its officers, directors, employees and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of such Holders' and such underwriters' counsel, to conduct a reasonable due diligence investigation for purposes of the Securities Act.

     (b)  Confidentiality.

          (i) Each Holder shall and shall cause its directors, officers, partners, managers, members, employees, advisors, agents and other representatives, including without limitation attorneys, accountants, consultants and financial advisors (collectively, "Representatives") to maintain the confidentiality of and not to disclose any Confidential Material; provided, however, that a Holder may disclose Confidential Material (A) to such of its Representatives who need such information in connection with such Holder's investment in securities of the Company, or (B) to the extent required by applicable law, regulation, legal process or court order.

          (ii) Notwithstanding the foregoing, a Holder or its Representative may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated hereunder and all materials of any kind (including opinions or other tax analyses) that are provided to such Holder or such Representative relating to such tax treatment and tax structure, except to the extent necessary to comply with any applicable federal or state securities laws. This authorization is not intended to permit disclosure of any other information, including, without limitation, (A) any portion of any materials to the extent not related to the tax treatment or tax structure of the transactions contemplated hereunder, (B) the identities of participants or potential participants in the transactions contemplated hereunder, (C) the existence or status of any negotiations, (D) any pricing or financial information (except to the extent such pricing or financial information is related to the tax treatment or tax structure of the transactions contemplated hereunder), or (E) any other term or detail not relevant to the tax treatment or the tax structure of the transactions contemplated hereunder. Each Holder agrees not to (directly or indirectly) trade in the Company's securities in violation of the applicable federal and state securities laws and regulations. Each Holder shall not grant access, and the Company shall not be required to grant access, to Confidential Material under this Section 7 to any Representative who will not agree to maintain the confidentiality (to the same extent a Holder is required to maintain confidentiality) of any Confidential Material received from or otherwise made available to it by the Company or the Holders under this Agreement.

         (iii) Each Holder shall be bound by this Section 7(b) and shall remain bound until the earlier of (A) the first anniversary of the date on which such Holder is no longer a party to this Agreement, and (B) the first date on which the Confidential Material received by such Holder ceases to be Confidential Material.

8.   Postponements.

     (a) If the Company shall fail to file any registration statement required to be filed pursuant to a request for registration under
          Section 2(a) hereof, the Initiating Holder or Initiating

          Holder Group requesting such registration shall have the right to withdraw the request for registration. Any such withdrawal shall be made by giving written notice to the Company within 20 days after the date on which a registration statement would otherwise have been required to have been filed with the Commission under Section 2(a) hereof (i.e., 20 days after the date that is 90 days after the conclusion of the period within which requests for registration may be given to the Company pursuant to Section 2(a)(ii), or, if, as of such 90th day, the Company does not have the financial statements required to be included in the registration statement, 30 days after the receipt by the Company from its independent public accountants of such financial statements). In the event of such withdrawal, the request for registration shall not be counted for purposes of determining the number of registrations to which Holders are entitled pursuant to Section 2(a) hereof. The Company shall pay all Expenses incurred in connection with a request for registration withdrawn pursuant to this Section 8.

     (b) The Company shall not be obligated to file any registration statement, or file any amendment or supplement to any registration statement, and may suspend any Selling Holder's rights to make sales pursuant to any effective registration statement, at any time when the Company, in the good faith and reasonably informed judgment of its Board of Directors, determines that the filing thereof at the time requested, or the offering of securities pursuant thereto, would adversely affect a pending or proposed Public Offering of the Company's securities, a material financing, or a material acquisition, merger, recapitalization, consolidation, reorganization or similar transaction, or negotiations, discussions or pending proposals with respect thereto. The Company shall promptly give the Selling Holders written notice that such determination has been made by the Board of Directors and (if known) an estimate of the anticipated duration of the delay. The filing of a registration statement, or any amendment or supplement thereto, by the Company cannot be deferred, and any Selling Holder's rights to make sales pursuant to an effective registration statement cannot be suspended, pursuant to the provisions of this Section 8(b) for more than 15 days after the abandonment or consummation of any of the foregoing proposals or transactions. The Company may so defer or suspend the use of any registration statement on not more than three occasions in a calendar year and for no more than a total of 90 days in a calendar year; provided that, after deferring or suspending the use of any registration statement, the Company may not again defer or suspend the use of the registration statement until a period of 30 days has elapsed after resumption of the use of the registration statement. The Company shall promptly notify each Selling Holder of the expiration or earlier termination of such deferral or suspension period. If the Company suspends any Selling Holder's rights to make sales pursuant hereto, the applicable registration period shall be extended by the number of days of such suspension.

9.  Indemnification.

          (a) Indemnification by the Company. In connection with any registration statement filed by the Company pursuant to Sections 2(a) or 3 hereof, the Company agrees to indemnify and hold harmless to the fullest extent permitted by law each Selling Holder, each other Person, if any, who controls such Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and their respective stockholders, directors, officers, employees, partners, agents and Affiliates (each, a "Company Indemnitee" for purposes of this Section 9(a)), against any losses, claims, damages, liabilities, joint or several, actions or proceedings, whether commenced or threatened, in respect thereof and whether or not such Company Indemnitee is a party thereto, and expenses, including, without limitation, the reasonable fees, disbursements and other charges of legal counsel and reasonable costs of investigation and defense, to which such Company Indemnitee may become subject under the Securities Act or otherwise (collectively, a "Loss" or "Losses"), insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered or otherwise offered or sold under the Securities Act or otherwise, any preliminary prospectus, final prospectus or summary prospectus related thereto, any amendment or supplement thereto, any exhibits to the registration statement or documents or other information incorporated by reference into such registration statement or prospectus (collectively, the "Offering Documents"), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances in which they were made not misleading, or any violation by the Company of any federal or state law, rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration; provided, however, the Company shall not be liable to any Company Indemnitee in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Offering Documents in reliance upon and in conformity with information furnished by such Company Indemnitee to the Company in a writing duly executed by such Company Indemnitee specifically stating that it is expressly for use therein; provided further that, the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Common Stock or any other Person, if any, who controls (within the meaning of the Exchange Act) such underwriter, in any such case to the extent that any such Loss arises out of such Person's failure to send or give a copy of the final prospectus (including any documents incorporated by reference therein), as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Common Stock to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company Indemnitee and shall survive the transfer of such securities by such Company Indemnitee.

          (b) Indemnification by the Offerors and Sellers. In connection with any registration statement filed by the Company pursuant to Sections 2(a) or 3 hereof in which a Selling Holder has registered for sale Registrable Common Stock, each such Selling Holder, severally and not jointly, agrees to indemnify and hold harmless to the fullest extent permitted by law the Company and each of its directors, officers, employees, agents, partners, stockholders, Affiliates and each other Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each other seller and such seller's directors, officers, employees, agents, partners, stockholders, Affiliates and each other Person, if any, who controls the seller within the meaning of
     Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a "Holder Indemnitee" for purposes of this Section 9(b)), against all Losses insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Offering Documents or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of circumstances in which they were made not misleading, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished by such Selling Holder to the Company in writing duly executed by such Selling Holder specifically stating that it is expressly for use therein; provided, however, that the liability of such indemnifying party under this Section 9(b) shall be limited to the amount of the net proceeds received by such indemnifying party in the sale of Registrable Common Stock giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Holder Indemnitee and shall survive the transfer of such securities by such indemnifying party.

          (c) Notices of Losses, etc.. Promptly after receipt by an indemnified party of written notice of the commencement of any action or proceeding involving a Loss referred to in Sections 9(a) and (b), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Sections 9(a) and (b), except to the extent that the indemnifying party is materially and actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such Loss, to assume and control the defense thereof, in each case at its own expense, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after its assumption of the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof. No indemnifying party shall be liable for any settlement of any such action or proceeding effected without its written consent, which shall not be unreasonably withheld. No indemnifying party shall, without the consent of the indemnified party (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such Loss or which requires action on the part of such indemnified party or otherwise subjects the indemnified party to any obligation or restriction to which it would not otherwise be subject.

          (d) Contribution. If the indemnification provided for in this
     Section 9 shall for any reason be unavailable to an indemnified party under Sections 9(a) or (b) in respect of any Loss, then, in lieu of the amount paid or payable under Sections 9(a) or (b), the indemnified party and the indemnifying party under Sections 9(a) or (b) shall contribute to the aggregate Losses (including legal or other expenses reasonably incurred in connection with investigating the same) (i) in such proportion as is appropriate to reflect the relative fault of the Company and the prospective Selling Holders which resulted in such Loss or action in respect thereof, with respect to the statements, omissions or actions which resulted in such Loss or action in respect thereof, as well as any other relevant equitable considerations, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and such prospective Selling Holders, on the other hand, from their sale of Registrable Common Stock; provided that, for purposes of this clause (ii), the relative benefits received by the prospective Selling Holders shall be deemed not to exceed the net proceeds received by such Selling Holders. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligations, if any, of the Selling Holders to contribute as provided in this Section 9(d) are several in proportion to the relative value of their respective Registrable Common Stock covered by such registration statement and not joint. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or Loss effected without such Person's consent (provided that such consent shall not be unreasonably withheld).

          (e) Other Indemnification. The Company and each Holder who has registered for sale shares of its Registrable Common Stock shall, with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority other than the Securities Act, indemnify Holder Indemnitees and Company Indemnitees, respectively, against Losses, or, to the extent that indemnification shall be unavailable to a Holder Indemnitee or Company Indemnitee, contribute to the aggregate Losses of such Holder Indemnitee or Company Indemnitee in a manner similar to that specified in the preceding subsections of this Section 9 (with appropriate modifications).

          (f) Indemnification Payments. The indemnification and contribution required by this Section 9 shall be made by periodic payments of the amount thereof during the course of any investigation or defense, as and when any Loss is incurred and is due and payable.

10. Permitted Securities. The Company's Board of Directors is expressly permitted to enter into agreements which provide to any holder of newly issued shares of the Company's Common Stock rights, which are either pari passu or senior to any Holder's rights under this Agreement, with respect to the registration of such Common Stock under the Securities Act; provided that, the performance of the obligations of the Company pursuant to such agreement shall not violate or directly conflict with any of the rights provided to the Holders or the obligations of the Company under this Agreement; provided, however, such Common Stock was issued in connection with an acquisition consummated by the Company or a new equity investment made by such holder in the Company; provided further that, the registration rights shall only relate to the Common Stock issued in connection with such acquisition or investment and not to all of the Company's Common Stock owned from time to time by the holders thereof. Except as expressly authorized in this Section 10, the Company shall not grant any registration rights to any Person which are pari passu or senior to the registration rights granted hereby, without the prior consent of the Holders owning a majority of the Registrable Common Stock then outstanding.

11. Adjustments Affecting Registrable Common Stock. In the event of a reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or securities of the Company, the Company shall make such equitable adjustments as it deems appropriate in the number and kind of shares of Registrable Common Stock held by the Holders.

12. Rule 144 and Rule 144A. The Company shall take all actions necessary to enable Holders to sell Registrable Common Stock without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time,
(ii) Rule 144A under the Securities Act, as such Rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the Commission, including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed under the Exchange Act. Upon the written request of any Holder, the Company shall deliver to such Holder a written statement as to whether the Company has complied with such requirements.

13. Amendments and Waivers. Any provision of this Agreement may be amended, modified or waived if, but only if, the written consent to such amendment, modification or waiver has been obtained from (i) except as provided in clauses (ii) and (iii) below, the Holder or Holders of at least a majority of the shares of Registrable Common Stock then outstanding and held by all Holders, (ii) in the case of any amendment, modification or waiver of any provision of Section 4 or Section 9 hereof or this Section 13 or any provisions as to the number of requests for registration to which holders of Registrable Common Stock are entitled under Section 2 or Section 3 hereof, the written consent of each Holder so affected, or (iii) in the case of any other amendment, modification or waiver which materially and adversely alters any right and/or obligation under this Agreement of any Holder, the Holder or Holders of at least 75% of the shares of Registrable Common Stock then outstanding and held by all Holders.

14. Nominees for Beneficial Owners. In the event that any Registrable Common Stock is held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Company, be treated as the Holder of such Registrable Common Stock for purposes of any request or other action by any Holder or Holders pursuant to this Agreement or any determination of the number or percentage of shares of Registrable Common Stock held by any Holder or Holders contemplated by this Agreement. If the beneficial owner of any Registrable Common Stock so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Common Stock.

15. Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Any Holder may assign to any Transferee (as permitted under applicable law) of its Registrable Common Stock its rights and obligations under this Agreement; provided that, each of the following conditions must be satisfied prior to any Transfer: (i) such Transferee shall agree in writing by executing a written joinder agreement in the form attached hereto as Schedule A (the "Joinder Agreement") prior to the Transfer to be bound by this Agreement as if it were an original party hereto; and (ii) after giving effect to the Transfer, the Transferee would be a 10% Holder, whereupon such assignee shall for all purposes be deemed to be a Holder under this Agreement. Except as provided above or otherwise permitted by this Agreement, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any Holder without the prior written consent of the other parties hereto. The Company may not assign this Agreement or any right, remedy, obligation or liability arising hereunder or by reason hereof.

16. Restrictions on Transfer. Each certificate held by a 10% Holder on the Effective Date shall bear the following legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON DECEMBER [__], 2003 PURSUANT TO THE JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE OF NRG ENERGY, INC. (THE "COMPANY") AND CERTAIN OF ITS SUBSIDIARIES, DATED AS OF OCTOBER 10, 2003 AND CONFIRMED BY THE BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF NEW YORK ON NOVEMBER 24, 2003. THESE SECURITIES WERE ISSUED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENT OF SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") PROVIDED BY SECTION 1145 OF THE BANKRUPTCY CODE, 11 U.S.C. ss. 1145, AND HAVE NOT BEEN REGISTERED UNDER THE ACT, AND TO THE EXTENT THAT THE HOLDER OF THESE SECURITIES IS AN "UNDERWRITER," AS DEFINED IN SECTION 1145(b)(1) OF THE BANKRUPTCY CODE, THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER."

     Upon the delivery by a 10% Holder to the Company of an opinion of counsel satisfactory to the Company that the securities represented thereby are no longer subject to the restrictions set forth in ss.1145(b) of the Bankruptcy Code, the Company shall remove such legend on all such certificates held by such 10% Holder.

17. Notice of Transfer. Upon the request of the Company at any time and from time to time, each Original Holder, each Holder of Registrable Common Stock and each party to this Agreement shall promptly (and in any event within 8 Business Days) provide a written certification to the Company of (a) the number of shares of Common Stock owned beneficially or of record by such Person and each of its Affiliates, and (b) for requests sent by the Company within 60 days after the expiration of a Holdback Period and referring to such Holdback Period, its compliance with the Equity Transfer restrictions set forth in Section 6(d), including information regarding each Equity Transfer made by such Person during such Holdback Period (including, without limitation, the dates of each such Equity Transfer).

18. Calculation of Percentage or Number of Shares of Registrable Common Stock. For purposes of this Agreement, all references to a percentage or number of shares of Registrable Common Stock or Common Stock shall be calculated based upon the number of shares of Registrable Common Stock or Common Stock, as the case may be, outstanding at the time such calculation is made and shall exclude any Registrable Common Stock or Common Stock, as the case may be, owned by the Company or any subsidiary of the Company. For the purposes of calculating any percentage or number of shares of Registrable Common Stock or Common Stock as contemplated by the previous sentence, the terms "10% Holder," "Holder," "Initiating Holder" and "Original Holder" shall include all Affiliates thereof owning any shares of Registrable Common Stock or Common Stock.

19. Termination of Registration Rights. The Company's obligations under Sections 2(a) and 3 hereof to register Common Stock for sale under the Securities Act shall terminate on the fourth anniversary of the Effective Date; provided, however, that if on such fourth anniversary any Holder is a 10% Holder, the Company's obligations hereunder shall continue solely with respect to such 10% Holder and shall terminate when such Holder ceases to be a 10% Holder; provided further that, if the Company defers any registration and/or suspends any Selling Holder's rights to make sales pursuant to Section 8(b), the Company's obligations under Sections 2(a) and (3) to register Registrable Common Stock for sale under the Securities Act shall be extended by the total number of days of all such deferrals and suspensions. In addition, the Company's obligations under this Agreement shall cease with respect to any Person when such Person (i) ceases to be a Holder or (ii) delivers to the Company a Withdrawal Notice (as hereinafter defined) in accordance with the provisions of this Section 19. Any Holder may elect, at any time and from time to time, to cause all (but not less than all) of the Registrable Common Stock held by such Holder not to be subject to this Agreement by delivery of a written notice to the Company (a "Withdrawal Notice"). Upon receipt of a Withdrawal Notice, all such shares shall no longer be deemed to be Registrable Common Stock and such Holder shall no longer be bound by or entitled to the benefits of this Agreement; provided that (except as provided below), no Holder may deliver a Withdrawal Notice during the period commencing on the date on which the Company sends such Holder written notice of its intention to effect a registration pursuant to Sections 2 or 3 hereof and until the earlier of (y) 180 days after the effective date of such registration or (z) the date on which the Company shall, in accordance with Sections 3 or 8 hereof, not register any securities with respect to which it had given written notice of its intention to register to such Holder. Notwithstanding any of the foregoing, (i) the Company's obligations under Sections 4 and 9, (ii) the Holders' obligations under Section 7 and (iii) both the Company and the Holders' obligations under Section 6(d) with respect to any registration under either Section 2(a) or Section (3) which commences prior to the termination of this Agreement shall survive in accordance with their terms.

20. Miscellaneous.

     (a) Further Assurances. Each of the parties hereto shall execute such documents and other papers and perform such further acts as may be reasonably required or advisable to carry out the provisions of this Agreement and the transactions contemplated hereby.

     (b) Headings. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

     (c) Conflicting Instructions. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Common Stock, the Company will act upon the basis of instructions, notice or election received from the registered owner of such Registrable Common Stock.

     (d) Remedies. Each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The parties hereto agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and the parties hereto hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

     (e) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

     (f) Notices. Any notices or other communications to be given hereunder by any party to another party shall be in writing and shall be delivered personally, by telecopy, by certified or registered mail, postage prepaid, return receipt requested, or by Federal Express or other comparable delivery service, as follows: (i) if to the Company, to:

NRG Energy, Inc.
Attention:  General Counsel
901 Marquette Avenue
Minneapolis, Minnesota  55402

Tel:     (612) 373-5300
Fax:     (612) 373-5392

with a copy to:

Kirkland & Ellis LLP
Attention:  Margaret A. Gibson, P.C.
200 East Randolph Drive
Chicago, Illinois  60601

Tel:     (312) 861-2000
Fax:     (312) 861-2200

(ii) if to a Holder, to the address of such Holder as set forth in the signature pages hereto, or (iii) to such other address as the party to whom notice is to be given may provide in a written notice to the other parties hereto, a copy of which shall be on file with the Secretary of the Company. Notice shall be effective when delivered if given personally, when receipt is acknowledged if telecopied, three days after mailing if given by registered or certified mail as described above, and one Business Day after deposit if given by Federal Express or comparable delivery service.

     (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     (h) Severability. Notwithstanding any provision of this Agreement, neither the Company nor any other party hereto shall be required to take any action which would be in violation of any applicable Federal or state securities law. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

     (i) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.





                 [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                               NRG ENERGY, INC.


                               By:
                                   ------------------------------------
                                   Name:
                                   Title:

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                    HOLDER:

                                    By: _______________________________________

                                        Name: _________________________________

                                        Title: ________________________________

                                        Number of Shares of Common Stock Owned:

                                        _______________________________________

                                        Address: ______________________________

                                        _______________________________________

                                        _______________________________________

                                        Telephone No.: ________________________

                                        Facsimile No.: ________________________

                                                                SCHEDULE A


                         REGISTRATION RIGHTS AGREEMENT

                               Joinder Agreement


          The undersigned is executing and delivering this Joinder Agreement pursuant to the Registration Rights Agreement dated as of ____________ (as the same may hereafter be amended, the "Agreement"), among NRG Energy, Inc., a Delaware corporation (the "Company"), and the other persons named as parties therein. Capitalized terms used herein and not defined herein have the meanings set forth in the Agreement.

          By executing and delivering this Joinder Agreement to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Agreement in the same manner as if the undersigned were a Holder of Registrable Common Stock as an original signatory to the Agreement, and the undersigned's ____ shares of Common Stock shall be included as Registrable Common Stock under the Agreement.

          Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the ___ day of ____________, 200__.




                                    HOLDER:

                                    By: _______________________________________

                                        Name: _________________________________

                                        Title: ________________________________

                                        Number of Shares of Common Stock Owned:

                                        _______________________________________

                                        Address: ______________________________

                                        _______________________________________

                                        _______________________________________

                                        Telephone No.: ________________________

                                        Facsimile No.: ________________________